UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of Independent Registered Public Accounting Firm
Audited Financial Statements

Item 8.01 Other Events.

     As disclosed in our Quarterly Report on Form 10-Q for the three months ended December 31, 2004, we have adopted the Emerging Issues Task Force (“EITF”) consensus for Issue No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. This consensus requires us to consider all instruments with contingent conversion features that are based on the market price of our stock in our diluted earnings per share calculations regardless of whether the market price conversion triggers are then met. The consensus also requires prior-period earnings per share calculations to be restated to conform to this guidance for comparative purposes. Attached as Exhibit 99 to this Form 8-K and incorporated by reference herein are our consolidated financial statements as of September 30, 2004 and 2003, and for each of the years in the three-year period ended September 30, 2004, reflecting the adoption of EITF Issue 04-08. As a result, we have retroactively adjusted our diluted earnings per share calculations to include approximately 9,101,000 shares of our common stock which is issuable upon conversion of our 1.5% senior convertible notes for all periods after August 2003.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
23	Consent of Independent Registered Public Accounting Firm

99	Audited Financial Statements, as amended

1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ CHARLES M. OSBORNE
Charles M. Osborne
Vice President and Chief Financial Officer

Date: February 25, 2005

2

EXHIBIT INDEX

Exhibit
Number	Description	Method of Filing
23	Consent of Independent Registered Public Accounting Firm	Filed Electronically

99	Audited Financial Statements, as amended	Filed Electronically